Exhibit 99.1

               ATG Reports Second Quarter 2007 Results

                 Revenue Increased 29% Year-Over-Year

        Cash Flow from Operations Increased 261% Year-Over-Year

      Company Raises Annual Revenue and Cash Flow from Operations
                               Guidance

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 26, 2007--Art Technology Group, Inc. (NASDAQ: ARTG), the leading eCommerce platform provider, today reported financial results for the second quarter ended June 30, 2007.

    Revenue for the second quarter of 2007 grew to $32.6 million, a 29 percent increase over second quarter 2006 revenue of $25.2 million. Cash flow from operations for the second quarter of 2007 was $6.5 million, a 261 percent increase over second quarter 2006 cash flow from operations of $1.8 million.

    "ATG delivered another strong quarter as 2007 is shaping up to be a great year for the company," stated Bob Burke, ATG's president and CEO. "Growth in revenue and deferred revenue validates the increased demand we're seeing for ATG solutions."

    As previously communicated an increasing amount of product license, on demand and related services revenue is being deferred and recognized in future periods. This trend affects ATG's short-term revenue and profitability but over the longer term should result in greater stability and predictability in the Company's revenue. The Company's recurring and ratable revenue streams are increasing due to the fact that customers are leveraging more ATG solutions, specifically OnDemand, eStara and professional services.

    Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the second quarter of 2007 was $6.5 million, compared to $9.1 million in the year ago quarter. Product license bookings, a non-GAAP measure which the Company defines as product license revenue recognized plus net change in deferred product license revenue, grew 34 percent year over year to $12.2 million for the quarter from $9.1 million in the year ago quarter. Approximately 47 percent or $5.7 million of product license bookings in the second quarter of 2007 will be recognized ratably.

    Net loss in accordance with GAAP for the second quarter of 2007 was $2.7 million, or $(0.02) per share. This compares with net income of $2.3 million, or $0.02 per diluted share, in the second quarter of 2006.

    Non-GAAP net loss was $81 thousand for the second quarter of 2007, or breakeven on a per share basis, compared with non-GAAP net income of $4.0 million, or $0.03 per diluted share for the second quarter of 2006.

    At the end of the second quarter 2007, the Company had $41.2 million in cash, cash equivalents, and marketable securities.

    This past quarter, eleven new customers purchased ATG commerce solutions and forty net new customers purchased eStara solutions. New and repeat business was generated from customers including AT&T, BOLS, Cabela's, Cap Gemini, Clark American, Coke, Dell, Desigual, Hilton, Hyatt, IdeaForest, J2 Communications, James Perse, Kodak, Lithia Motors, National Geographic, PHH Mortgage, Restoration Hardware, Sporting Life, Tommy Hilfiger, and Unisys.

    "We are very pleased with our second quarter financial performance," said Julie Bradley, ATG's senior vice president and CFO. "Revenue growth and cash flow from operations have exceeded our expectations. With two quarters behind us, we're executing very well through our business model transition and as a result are raising revenue and cash flow from operations guidance."

    Financial Guidance and Business Outlook

    Revenue for 2007 is expected to be in the range of $126 million to $130 million. GAAP net income for the year ending December 31, 2007 is expected to be in the range of a net loss of $3.0 million to a net loss of $6.0 million. This guidance includes an estimated $5.0 - $6.0 million of non-cash equity-related compensation expense, amortization of acquired intangibles of $5 million, and compensation expense related to the eStara acquisition of $1.4 million. Cash flow from operations for 2007 is expected to be in the range of $22.0 million to $25.0 million.

    Quarterly Conference Call

    ATG management will discuss the company's second quarter 2007 financial results, recent highlights, and business outlook for the remainder of 2007 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 5578179. A replay of the call will be available on the company's website later in the day.



                      ART TECHNOLOGY GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (UNAUDITED)

                                  June 30,  March    December   June
                                              31,       31,      30,
                                    2007     2007      2006     2006
                                  -------- -------- ---------  -------
             ASSETS

Current Assets:
   Cash, cash equivalents and
    marketable securities         $ 41,197 $ 37,467 $  31,223 $ 37,405
   Accounts receivable, net         34,561   29,949    34,554   24,557
   Term receivables, current           807      731        55        -
   Prepaid expenses and other
    current assets                   3,695    3,604     2,446    2,148
                                  -------- -------- --------- --------

Total current assets                80,260   71,751    68,278   64,110

   Property and equipment, net       6,368    6,094     5,326    3,619
   Intangible assets, net           13,561   14,787    16,013    3,832
   Other assets                      2,436    1,311     1,036    1,275
   Goodwill                         59,358   59,328    59,328   27,347
                                  -------- -------- --------- --------

Total long-term assets              81,723   81,520    81,703   36,073

Total assets                      $161,983 $153,271 $ 149,981 $100,183
                                  ======== ======== ========= ========


        LIABILITIES AND
         STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable               $  4,259 $  2,996 $   2,607 $  3,427
   Accrued expenses                 14,283   12,827    15,791   12,398
   Deferred revenue                 34,902   27,744    23,708   22,336
   Accrued restructuring, current
    portion                          1,050    1,050     1,213    2,423
   Capital lease obligations,
    current portion                     21       39        56       66
                                  -------- -------- --------- --------

Total current liabilities           54,515   44,656    43,375   40,650

Accrued restructuring, less
 current portion                       578      866     1,031    1,672
Long term deferred revenue
 install fees                        4,745    2,688       501        -
Capital lease obligations, less
 current portion                         -        -         -       24
                                  -------- -------- --------- --------

Total long-term liabilities          5,323    3,554     1,532    1,696


Stockholders' equity               102,145  105,061   105,074   57,837

Total liabilities and
 stockholders' equity             $161,983 $153,271 $ 149,981 $100,183
                                  ======== ======== ========= ========




                      ART TECHNOLOGY GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (UNAUDITED)

                            Three months ended       Six months ended
                       ---------------------------- ------------------
                       June 30,   March    June 30,      June 30,
                                    31,
                         2007      2007      2006     2007      2006
                       --------- --------- -------- --------- --------
Revenues:
   Product licenses    $  6,515  $  6,609  $  9,122 $ 13,124  $ 17,222
   Services              26,101    22,623    16,107   48,724    31,963
                       --------- --------- -------- --------- --------

Total revenues           32,616    29,232    25,229   61,848    49,185

Cost of Revenues:
   Product licenses         549       540       518    1,089     1,016
   Services              12,550    10,741     6,903   23,291    13,568
                       --------- --------- -------- --------- --------

Total cost of revenues   13,099    11,281     7,421   24,380    14,584
                       --------- --------- -------- --------- --------

   Gross Profit          19,517    17,951    17,808   37,468    34,601

Operating Expenses:
   Research and
    development           5,948     5,385     5,119   11,333     9,946
   Sales and marketing   12,095     9,940     7,894   22,035    14,817
   General and
    administrative        4,648     4,603     2,744    9,251     5,424
   Restructuring charge
    (benefit)                 -       (68)      323      (68)      323
                       --------- --------- -------- --------- --------

Total operating
 expenses                22,691    19,860    16,080   42,551    30,510
                       --------- --------- -------- --------- --------

Income (loss) from
 operations              (3,174)   (1,909)    1,728   (5,083)    4,091
Interest and other
 income, net                521       448       547      969       825
                       --------- --------- -------- --------- --------

Income (loss) before
 provision for income
 taxes                   (2,653)   (1,461)    2,275   (4,114)    4,916
Provision for income
 taxes                       95         -         -       95         -
                       --------- --------- -------- --------- --------
Net income (loss)      $ (2,748) $ (1,461) $  2,275 $ (4,209) $  4,916
                       ========= ========= ======== ========= ========

Basic net income (loss)
 per share             $  (0.02) $  (0.01) $   0.02 $  (0.03) $   0.04
                       ========= ========= ======== ========= ========

Diluted net income
 (loss) per share      $  (0.02) $  (0.01) $   0.02 $  (0.03) $   0.04
                       ========= ========= ======== ========= ========

Basic weighted average
 common shares
 outstanding            127,388   127,194   111,515  127,291   111,225
                       ========= ========= ======== ========= ========

Diluted weighted
 average common shares
 outstanding            127,388   127,194   117,161  127,291   116,471
                       ========= ========= ======== ========= ========




                      Art Technology Group, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (UNAUDITED)

                              Three months ended     Six Months Ended
                          -------------------------- -----------------
                          June 30,  March   June 30, June 30, June 30,
                                      31,
                            2007     2007     2006     2007     2006
                          -------- -------- -------- -------- --------

Cash Flows from Operating
 Activities:
Net income (loss)         $(2,748) $(1,461) $ 2,275  $(4,209) $ 4,916
   Adjustments to
    reconcile net income
    (loss) to net cash
    provided by operating
    activities:
   Depreciation and
    amortization            1,925    1,854    1,005    3,779    2,055
   Non-cash stock-based
    compensation expense    1,441    1,084      905    2,525    1,499
   Change in operating
    assets and liabilities  5,832    6,600   (2,353)  12,432   (3,865)
                           -------  -------  -------  -------  -------

   Net cash provided by
    operating activities    6,450    8,077    1,832   14,527    4,605

Cash Flows from Investing
 Activities:
Purchases of marketable
 securities                (3,931)  (1,678)  (3,446)  (5,609)  (7,089)
Maturities of marketable
 securities                 5,300    4,650    2,025    9,950    7,876
Purchases of property and
 equipment                 (1,023)  (1,399)    (741)  (2,422)  (1,742)
Payment of acquisition
 costs                        (36)    (793)       -     (829)       -
(Increase) / decrease in
 other assets                 (31)       9     (142)     (22)    (151)
                           -------  -------  -------  -------  -------

   Net cash (used in)
    provided by in
    investing activities      279      789   (2,304)   1,068   (1,106)

Cash Flows from Financing
 Activities:
Proceeds from exercise of
 stock options                413      234      346      647    1,059
Proceeds from employee
 stock purchase plan          234      202      161      436      311
Repurchase of common stock (2,190)       -        -   (2,190)       -
Principal payments on
 notes payable                  -        -     (182)       -     (198)
Payments on capital leases    (18)     (17)      (8)     (35)     (29)
                          -------- -------- -------- -------- --------

   Net cash (used in)
    provided by financing
    activities             (1,561)     419      317   (1,142)   1,143

Effect of foreign exchange
 rate changes on cash and
 cash equivalents             (70)     (68)     (16)    (138)     (19)
Net increase (decrease) in
 cash and cash equivalents  5,098    9,217     (171)  14,315    4,623
Cash and cash equivalents,
 beginning of period       27,128   17,911   28,854   17,911   24,060
                          -------- -------- -------- -------- --------

Cash and cash equivalents,
 end of period            $32,226  $27,128   28,683  $32,226  $28,683
                          ======== ======== ======== ======== ========




                      ART TECHNOLOGY GROUP, INC.
                    STATEMENTS OF OPERATIONS DATA
                            (In thousands)
                             (UNAUDITED)

                                     Three months ended   Six months
                                                             ended
                                    -------------------- -------------
                                    June   March  June     June 30,
                                      30,    31,    30,
                                     2007   2007   2006   2007   2006
                                    ------ ------ ------ ------ ------
Equity-Related Compensation:

   Cost of revenues                 $  274 $  200 $  209 $  474 $  354
   Research and development            312    233    234    545    388
   Sales and marketing                 370    339    264    709    429
   General and administrative          485    312    198    797    328
                                    ------ ------ ------ ------ ------

Total equity-related compensation   $1,441 $1,084 $  905 $2,525 $1,499
                                    ====== ====== ====== ====== ======

Depreciation and Amortization:

   Depreciation                        699    628    491  1,327  1,028
   Amortization                      1,226  1,226    514  2,452  1,027
                                    ------ ------ ------ ------ ------

Total depreciation and amortization $1,925 $1,854 $1,005 $3,779 $2,055
                                    ====== ====== ====== ====== ======

Capital Expenditures:

   Purchases of property and
    equipment                       $1,023 $1,399 $  741 $2,422 $1,742


End of Period Statistics:

   Number of Employees                 414    387    330    414    330
   Number of Hosted Sites               74     73     60     74     60




   RECONCILIATION OF GAAP TO NON-GAAP STATEMENT OF OPERATIONS DATA
                            (In thousands)
                             (UNAUDITED)

                           Three months ended,       Six months ended
                       June 30,   March    June 30,      June 30,
                                    31,
                         2007      2007      2006     2007      2006
                       --------- --------- -------- --------- --------

Net income (loss) GAAP $ (2,748)   (1,461) $  2,275 $ (4,209) $  4,916

Amortization of
 acquired intangibles     1,226     1,226       514    2,452     1,027
Net restructuring             -       (68)      323      (68)      323
Equity-related
 compensation             1,441     1,084       905    2,525     1,499

                       --------- --------- -------- --------- --------

Net income (loss) (non-
 GAAP)                 $    (81) $    781  $  4,017 $    700  $  7,765
                       ========= ========= ======== ========= ========

Net income (loss) (non-
 GAAP) per share:

Basic                  $  (0.00) $   0.01  $   0.04 $   0.01  $   0.07
                       ========= ========= ======== ========= ========
Diluted                $  (0.00) $   0.01  $   0.03 $   0.01  $   0.07
                       ========= ========= ======== ========= ========

Shares used in per
 share calculations:

Basic                   127,388   127,194   111,515  127,291   111,225
                       ========= ========= ========  ========  =======
Diluted                 127,388   131,134   117,161  131,576   116,471
                       ========= ========= ========  ========  =======





              Reconciliation of Product License Bookings
                            (In thousands)
                             (UNAUDITED)

                                  Three months ended,    Six months
                                                            ended
                                  June   March  June      June 30,
                                   30,     31,    30,
                                  2007    2007   2006   2007    2006
                                 ------- ------ ------ ------- -------

Product license revenue          $ 6,515 $6,609 $9,122 $13,124 $17,222

Change in product license
 deferred revenue                  5,651  2,312      -   7,963       -
                                 ------- ------ ------ ------- -------

Product license bookings         $12,166 $8,921 $9,122 $21,087 $17,222
                                 ======= ====== ====== ======= =======


    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our e-commerce suite is ranked the #1 current offering and #1 in strategy by the industry's most influential analyst firms, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela's, Carrefour, Cingular, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, J. Crew, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T-Mobile, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2007 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    *Use of Non-GAAP Financial Measures

    ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

    Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and non-cash income tax benefits. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods.

    ATG considers "product license bookings," a non-GAAP financial measure which the Company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

    The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings metrics to the comparable GAAP measures.

    ATG Statement Under Private Securities Litigation Reform Act

    This press release contains forward-looking statements about the company's estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2006, and its quarterly report on Form 10-Q for the period ended March 31, 2007, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

    CONTACT: Art Technology Group, Inc.
             Kimberly Maxwell, 617-386-1006
             kmaxwell@atg.com